UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

GRAYBAR ELECTRIC COMPANY, INC.

(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 11, 2008, the Board of Directors of Graybar Electric Company, Inc. (the “Company”) adopted an amended and restated version of the Company’s Supplemental Benefit Plan (the “Amended Plan”) and related revised Form of Deferral Agreement. The amendments are effective January 1, 2009, and were made primarily to conform the Amended Plan to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations and Internal Revenue Service guidance (collectively, “Section 409A”). The Company’s Chief Executive Officer, Chief Financial Officer, and other named executive officers, among others, participate in and are eligible to receive supplemental pension benefits, deferred compensation benefits, and supplemental profit sharing benefits under the nonqualified, unfunded, noncontributory Amended Plan.

The Code generally places a limit on the amount of annual benefits that can be paid from a tax-qualified plan as well as on the amount of annual earnings that can be used to calculate benefits. For this reason, the Company maintains the Amended Plan as a “non-tax qualified” plan that pays eligible employees (as determined by the Company) the difference between the amount payable under the tax-qualified plan and the amount they would have received without the qualified plan’s limit. Thus, the Amended Plan replaces a benefit that higher-earning employees lose under the tax-qualified pension plan. The Amended Plan also allows its participants to defer portions of their annual base and incentive compensation to replace the benefit employees lose by not being allowed to defer compensation under the tax-qualified profit sharing and savings plan.

Under the Amended Plan, in most circumstances participants (or the participant’s spouse, in the event that the participant dies after attaining age 55 and before supplemental pension benefit payments have otherwise been made) will receive distributions of supplemental pension benefits in ten annual installments, including interest credited at the rate set forth in the Amended Plan, beginning on the January 1 following the participant’s termination of employment or death. However, the participant’s spouse (if the participant dies before attaining age 55 and before benefit payments begin) or the participant (if the participant terminates employment before age 55 or if there is a “change in control” of the Company, as defined under Section 409A) will receive the value of the benefit in a lump sum payment on the January 1 following the participant’s death or termination, or promptly following the change of control, as applicable. If the participant is not married on the date of death, then the spousal payment is inapplicable and no supplemental penson benefit payment will be made.

Under the Amended Plan, if a participant is entitled to supplemental profit sharing, then supplemental profit sharing benefits which are due and have not been elected to be deferred will be paid to the participant on the April 1 following the plan year with respect to which such benefit applies. Participants who have elected to defer compensation (including supplemental profit sharing benefits) and who have reached age 55 will generally receive these benefits (including interest credited at the rate set forth in the participant’s deferred compensation agreement) in ten annual installments, beginning on the January 1 following the participant’s termination of employment or disability.

However, if before reaching age 55, the participant is terminated, dies, or becomes disabled (as defined in Section 409A), then the value of such benefits will be paid to the participant (or the participant’s designated beneficiary, in the case of death) in a lump sum payment on the January 1 following the participant’s termination of employment or death, or on the first day of the calendar month following the date of disability, as applicable. If the participant dies on or after reaching age 55 and before installment payments have begun, then deferred compensation and supplemental profit sharing benefit payments will be made to the participant’s designated beneficiary in ten annual installments, beginning on the January 1 following the participant’s death. Upon and after reaching age 55, if the participant terminates employment or becomes disabled, then any deferred compensation and supplemental profit sharing benefits payments will be made in ten annual installments beginning on the January 1 following the date of the termination or the participant’s disability.

If there is a change in control of the Company, any deferred compensation benefit and supplemental sharing benefit (including interest to the date of payment) will be payable in a lump sum promptly following the change in control.

In the event of the death of a Participant after an aforementioned event, any unpaid supplemental pension, deferred compensation and/or supplemental benefit payments shall be made, commence or continue, as applicable, to the Participant's beneficiary at such time and in such form as provided on account of such event.

The Amended Plan permits participants, subject to the Company’s sole and absolute discretion and in accordance with procedures determined by the Company, to elect to change the method or time of distribution for any supplemental pension, deferred compensation, or supplemental profit sharing benefits, provided that any such change may only be made if recorded at least twelve months prior to the date the payment would otherwise be made or commence, as applicable, and that any such change must defer payment of such benefits for a period of at least five years from the date such payment otherwise would have been due. Notwithstanding the foregoing, upon application by a participant, distribution of deferred compensation and supplemental profit sharing benefits under the Amended Plan may be made on the first day of the calendar month following the date that the Company determines that a participant has incurred an “unforeseeable emergency,” as defined under and subject to Section 409A. The Amended Plan also provides procedures for participants to make claims and appeals for benefits.

The Amended Plan clarifies that any distributions made under the plan as it existed prior to the most recent amendments will continue to be made in accordance with the terms and conditions of the plan.

The foregoing description of the Amended Plan is qualified in its entirety by reference to the Graybar Electric Company, Inc. Supplemental Benefit Plan, amended and restated effective January 1, 2009, which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In connection with the Amended Plan, the Board adopted related conforming revisions to the Company’s form of Deferral Agreement, a copy of which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: December 17, 2008	By:	/s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1 †	Graybar Electric Company, Inc. Supplemental Benefit Plan, amended and restated effective January 1, 2009.
99.2 †	Form of Deferral Agreement under Graybar Electric Company, Inc. Supplemental Benefit Plan, amended and restated effective January 1, 2009.

† Compensatory plan or arrangement